--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement             [ ]    CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
                                                    (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                             ROADWAY EXPRESS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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--------------------------------------------------------------------------------

                             [ROADWAY EXPRESS LOGO]
                       1077 GORGE BOULEVARD P.O. BOX 471
                             AKRON, OHIO 44309-0471

                                                               February 23, 2001

Dear Shareholder:

     You are cordially invited to attend the 2001 Annual Meeting of Shareholders of Roadway Express, Inc., which will be held on Wednesday, March 28, 2001, at 9:00 a.m. at the Sheraton Four Points Hotel, located at 3150 West Market Street, Fairlawn, Ohio.

     At the Annual Meeting, you will be asked to elect seven Directors to the Board of Directors and to approve the appointment of the independent auditors of the Company for the current fiscal year.

     The Company has enclosed a copy of its 2000 Annual Report for the year ended December 31, 2000 with this notice of annual meeting of shareholders and proxy statement.

     Please read the enclosed information carefully before completing and returning the enclosed proxy card. Returning your proxy card as soon as possible will assure your representation at the meeting, whether or not you plan to attend. If you do attend the annual meeting, you may, of course, withdraw your proxy should you wish to vote in person.

                                            Sincerely,

                                            /s/ Michael W. Wickham
                                            MICHAEL W. WICKHAM
                                            Chairman and Chief Executive Officer

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                          [ROADWAY EXPRESS LETTERHEAD]

       ------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 MARCH 28, 2001

       ------------------------------------------------------------------

To The Shareholders:

     You are hereby notified that the Annual Meeting of Shareholders of Roadway Express, Inc., a Delaware corporation (the "Company"), will be held Wednesday, March 28, 2001, at 9:00 a.m. at the Sheraton Four Points Hotel, located at 3150 West Market Street, Fairlawn, Ohio, for the purpose of:

     1. Electing seven Directors to the Board of Directors consisting of Frank
        P. Doyle, John F. Fiedler, Dale F. Frey, Phillip J. Meek, Carl W. Schafer, Sarah Roush Werner, and Michael W. Wickham;

     2. Approving the designation of Ernst & Young LLP as the independent auditors of the Company for the year ending December 31, 2001; and

     3. Transacting such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The record of shareholders entitled to notice and to vote at the meeting was taken as of the close of business on February 13, 2001.

     You are invited to attend the meeting, but whether or not you expect to attend in person, please mark, sign, date, and return the enclosed proxy in the accompanying postage-paid envelope so that your shares will be represented at the meeting or adjournment thereof.

     If you wish to have your vote treated in a confidential manner, please mark the box "Confidential Vote Requested" on your proxy card.

                                       JOHN J. GASPAROVIC
                                        Secretary

February 23, 2001

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                             ROADWAY EXPRESS, INC.
                              1077 GORGE BOULEVARD
                               AKRON, OHIO 44310

                           -------------------------

                                PROXY STATEMENT
                           -------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 28, 2001

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Roadway Express, Inc., a Delaware corporation (the "Company"), of proxies to be used at the annual meeting of shareholders of the Company to be held on March 28, 2001 (the "Annual Meeting"). The Notice of Annual Meeting of Shareholders, this Proxy Statement, and related proxy card are being mailed to shareholders on or about February 23, 2001.

     Shareholders of record of the Company at the close of business on February 13, 2001 will be entitled to vote at the Annual Meeting (the "Record Date"). On that date, the Company had outstanding and entitled to vote 19,366,956 shares of common stock, par value $0.01 per share ("Common Stock"). Each share of Common Stock entitles the holder to one vote on all matters properly brought before the meeting, including the election of Directors.

     Shares can be voted only if the shareholder is present in person or by proxy. The Company has a policy relating to proxy voting and independent tabulation and inspection of elections. The policy provides that the Company will furnish shareholders the opportunity to request confidential treatment of their votes. There is a place on the enclosed proxy card for shareholders to make such an election. If a shareholder so requests confidential treatment, an independent vote tabulator and the independent inspectors of election will keep the shareholder's vote permanently confidential and not disclose the vote to anyone. This policy will be in effect at the Annual Meeting. Confidential treatment will not apply when disclosure is required by law or under certain other limited circumstances.

     You may revoke your proxy at any time prior to the exercise of the powers it confers. The shares represented by properly executed proxies will, unless such proxies have previously been revoked, be voted in the manner specified on the proxies. If specific choices are not indicated on a properly executed proxy, the shares represented by such proxies received will be voted: (i) for the nominees for Director named in this Proxy Statement; (ii) for approval of the appointment of Ernst & Young LLP as independent auditors; and (iii) in accordance with the best judgment of the persons named in the enclosed proxy, or their substitutes, for any other matters that properly come before the Annual Meeting. The Board of Directors is not aware of any matter to be presented for action at the meeting other than those set forth herein.

     The presence, in person or by proxy, of the holders of a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for any business to be transacted at the Annual Meeting. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Directors are elected by a plurality of the affirmative votes cast. Abstentions and broker "non-votes" are not counted for purposes of the election of Directors. The affirmative vote by the holders of a majority of the total number of shares of Common Stock present in person or represented by proxy and entitled to vote on the matter is required to approve any other matter to be acted upon at the Annual Meeting. An abstention is counted as a vote against and a broker "non-vote" is not counted for purposes of approving other matters to be acted upon at the Annual Meeting.

     The Board of Directors has designated Michael W. Wickham, Chairman and Chief Executive Officer; James D. Staley, President and Chief Operating Officer; and J. Dawson Cunningham, Executive Vice President and Chief Financial Officer, as Proxies for appointment by shareholders to represent and vote their shares in accordance with their directions.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     The By-Laws of the Company provide that the Board of Directors shall consist of not less than three members, as fixed by the Board of Directors from time to time. The Board of Directors has fixed the number at seven. At the Annual Meeting, seven Directors are to be elected to hold office until the Company's next annual meeting. The Board of Directors recommends that its seven nominees for Director be elected at the Annual Meeting. All nominees have consented to being named and to serve if elected. If any nominee becomes unavailable for any reason, the proxies will be voted for the election of such other person as a Director as the Board of Directors may recommend.

DIRECTOR NOMINEES

     Information regarding the nominees to the Board of Directors of the Company is set forth below.

---------------------------------------------------------------------------------------------
                                                  PRESENT POSITIONS, RECENT
             NAME                                BUSINESS EXPERIENCE AND AGE
---------------------------------------------------------------------------------------------
Frank P. Doyle                   Director of the Company since January 1996. Retired. Vice
                                 Chairman and Chief Executive Officer of Compaq Computer
                                 Corporation, a computer manufacturing and services company, from April 1999 to July 1999. Executive Vice President of
                                 General Electric Company, a manufacturing, services, and
                                 technology company, from 1992 through 1995, and Senior Vice
                                 President from 1981 through 1992. Director: TyCom Ltd. and
                                 U.S. Office Products Company. Age 69.
John F. Fiedler                  Director of the Company since March 1999. Chairman of
                                 Borg-Warner Automotive, Inc., a supplier of highly
                                 engineered systems and components primarily for automotive powertrain applications, since March 1996, Chief Executive
                                 Officer since January 1995, President from June 1994 through
                                 March 1996, and Chief Operating Officer from June 1994
                                 through December 1994. Executive Vice President-North
                                 America Tire Division of The Goodyear Tire & Rubber Company,
                                 a manufacturer of tire and rubber products, from 1991
                                 through 1994. Director: Dal-Tile International Inc. Age 62.
Dale F. Frey                     Director of the Company since January 1998. Retired.
                                 Chairman and Chief Executive Officer of General Electric
                                 Investment Corporation from 1984 through early 1997, and
                                 Vice President and Treasurer of General Electric Company, a
                                 manufacturing, services, and technology company, from 1980 through January 1994. Director: Aftermarket Technology
                                 Corp., Praxair, Inc., Community Health Systems, Inc., and
                                 GoCo-op, Inc. Age 68.
Phillip J. Meek                  Director of the Company since January 1996. Retired. Senior
                                 Vice President, Capital Cities/ABC, Inc., a broadcasting,
                                 cable, and publishing company, and President of its
                                 publishing group from 1986 through 1997. Trustee: Ohio
                                 Wesleyan University and vice-chair of its Board of Trustees.
                                 Director: Guideposts, a church organization. Age 63.
Carl W. Schafer                  Director of the Company since January 1996. President of the
                                 Atlantic Foundation, supporting oceanographic research,
                                 since 1990. Director: Frontier Oil Corporation, Electronic
                                 Clearing House, Inc., Nutraceutix, Inc., Labor Ready, Inc.,
                                 and The PaineWebber and Guardian Groups of Mutual Funds. Age
                                 65.
Sarah Roush Werner               Director of the Company since January 1996. Director of
                                 Roadway Services, Inc. from 1970 through 1995. Private
                                 investor, Bellevue, Washington. Age 70.
Michael W. Wickham               Chairman of the Board of the Company since March 1998, and
                                 Chief Executive Officer since January 1996. President of the
                                 Company from July 1990 through March 1998. Director of the
                                 Company since 1989. Executive Vice President-Administration and Finance from January 1990 through June 1990. Age 54.
---------------------------------------------------------------------------------------------

COMMITTEES AND DIRECTORS MEETINGS

     The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee.

     The members of the Audit Committee are Carl W. Schafer (Chairman), John F. Fiedler, and Phillip J. Meek. The Audit Committee oversees the financial affairs of the Company.

     The members of the Compensation Committee are Frank P. Doyle (Chairman), Dale F. Frey, and Phillip J. Meek. The Compensation Committee recommends compensation for executive officers of the Company.

     Although the Company does not have a standing nominating committee, written recommendations for nominees to the Board of Directors to be elected at the 2002 annual meeting of shareholders (the "2002 Annual Meeting") will be considered by the Board of Directors if such recommendations are received in accordance with the Company's By-Laws by the Secretary of the Company at its principal offices at least 70 days prior to the 2002 Annual Meeting or, if the Company does not make a public announcement of the date of the 2002 Annual Meeting at least 80 days prior to such meeting, not later than ten days after the actual public announcement of the 2002 Annual Meeting.

     The Board of Directors held 6 meetings in 2000. The Compensation Committee met 2 times and the Audit Committee met 2 times. All of the Directors attended at least eighty-seven percent of the total meetings held by the Board of Directors and the committees on which they served in 2000.

DIRECTOR COMPENSATION

     Except as set forth below, during 2000 each nonemployee Director of the Company received an annual retainer of $18,000 plus (a) $4,000 for each committee membership, (b) $2,000 for each committee chairmanship and (c) 100 shares of Common Stock. In addition to his or her annual retainer, each nonemployee Director received $1,500 for each meeting of the Board of Directors or a committee that such Director attended.

     Nonemployee Directors may elect to take all or a portion of their annual retainer in stock options under the Roadway Express Nonemployee Directors' Stock Option Plan (the "Option Plan"). In addition, Nonemployee Directors may elect to take all or part of their compensation for services as a Director, including their annual retainer and attendance fees, under the Roadway Express Nonemployee Directors' Equity and Deferred Compensation Plan (the "Equity Plan"). In 2000, each of Dale F. Frey and Phillip J. Meek elected to take stock options under the Option Plan in lieu of cash and shares of Common Stock for their annual retainers. Frank P. Doyle elected to take shares of deferred Common Stock under the Equity Plan in lieu of cash and shares of Common Stock for his meeting attendance fees. John F. Fiedler elected to take shares of Common Stock under the Equity Plan in lieu of cash for his annual retainer.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     Except as otherwise noted, the following table sets forth certain information as of January 31, 2001 as to the security ownership of those persons owning of record or known to the Company to be the beneficial owner of more than five percent of the Common Stock; the beneficial ownership of Common Stock by each Director nominee and executive officer named in the Summary Compensation Table; and all Director nominees and executive officers as a group. Except as otherwise noted, the information with respect to beneficial ownership has been furnished by the respective Director nominee, executive officer, or five percent beneficial owner, as the case may be. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficial ownership of the Common Stock has been determined for this purpose in accordance with the applicable rules and regulations promulgated under the Securities Exchange Act of 1934 (the "Exchange Act").


------------------------------------------------------------------------------------------------------------
                                            AMOUNT AND NATURE OF                   PERCENTAGE OF SHARES OF COMMON
   NAME AND ADDRESS OF BENEFICIAL OWNER     BENEFICIAL OWNERSHIP                      STOCK BENEFICIALLY OWNED
-----------------------------------------------------------------------------------------------------------------
Sarah Roush Werner
  P. O. Box 503
  Bellevue, Washington 98009-0503                 1,696,101(a)                                   8.8%
Private Capital Management, Inc.
  3003 Tamiami Trail North
  Naples, Florida 34103                           2,107,645(b)                                  10.9%
Roadway Express, Inc.
  401(k) Stock Savings Plan
  Key Trust Company of Ohio, National
  Association, Trustee                            5,231,731(c)                                  27.0%
Frank P. Doyle                                        9,953(d)(e)                                   *
John F. Fiedler                                       2,317                                         *
Dale F. Frey                                          7,295(d)                                      *
Phillip J. Meek                                      14,716(d)                                      *
Carl W. Schafer                                       1,100(f)                                      *
Michael W. Wickham                                  178,113(f)(g)(h)(i)(j)(k)                       *
James D. Staley                                      99,004(g)(h)(i)(j)                             *
J. Dawson Cunningham                                 91,947(f)(g)(h)(i)(j)(k)                       *
John D. Bronneck                                     60,200(g)(h)(i)(j)                             *
Louis J. Esposito                                    46,254(g)(i)(j)                                *
All Directors and executive officers as a         2,218,769(a)(d)(e)(f)(g)(h)(i)(j)(k)          11.4%
  group (12 persons)
-----------------------------------------------------------------------------------------------------------------

* Less than one percent.

(a) Includes 43,340 shares as to which Mrs. Werner has investment and voting power although she disclaims any beneficial ownership.

(b) As of December 31, 2000, according to a Schedule 13G filed with the Securities and Exchange Commission, dated February 14, 2001, by Private Capital Management, Inc. ("PCM"), a discretionary, non-custodial investment advisor registered under the Investment Advisers Act of 1940, Bruce S. Sherman, Chairman of PCM and Gregg J. Powers, President of PCM, PCM is deemed to be the beneficial owner of 2,105,145 shares of Common Stock because of its shared power to dispose or to direct the disposition of these securities. Bruce S. Sherman, as Chairman of PCM, is deemed to be the beneficial owner of 2,107,645 shares of Common Stock, including the shares deemed to be beneficially owned by PCM as well as 2,500 shares of Common Stock, which Mr. Sherman has shared power. Gregg J. Powers, as President of PCM, is deemed to be the beneficial owner of 2,105,145 shares of Common Stock, which includes the shares beneficially owned by PCM.

(c) Pursuant to the terms of the Roadway Express, Inc. 401(k) Stock Savings Plan, participants are entitled to instruct the trustee as to the voting of any shares allocated to their account(s), and shares for which no direction is received by the trustee. The trustee must vote the shares as directed.

(d) Includes shares subject to stock options, which are currently exercisable, granted pursuant to the Roadway Express Nonemployee Directors' Stock Option Plan, as follows: Mr. Doyle, 5,643 shares; Mr. Frey, 7,295 shares; and Mr. Meek, 8,516 shares.

(e) Includes 2,010 shares of deferred shares granted to Mr. Doyle under the Roadway Express, Inc. Nonemployee Directors' Equity and Deferred Compensation Plan.

(f) Includes shares held in an individual retirement account, as follows: Mr. Schafer, 500 shares; Mr. Wickham, 2,344 shares; and Mr. Cunningham, 735 shares.

(g) Includes shares held pursuant to the Roadway Express, Inc. 401(k) Stock Savings Plan, as of December 31, 2000, as follows: Mr. Wickham, 12,094 shares; Mr. Staley, 8,890 shares; Mr. Cunningham, 6,157 shares; Mr. Bronneck 9,610 shares; Mr. Esposito, 9,795 shares; and all executive officers as a group, 46,546 shares.

(h) Includes shares of restricted incentive stock granted under the Roadway Express, Inc. Management Incentive Stock Plan, as follows: Mr. Wickham, 65,625 shares; Mr. Staley, 47,347 shares; Mr. Cunningham, 45,208 shares; Mr. Bronneck 34,090 shares; and all executive officers as a group, 194,039 shares.

(i) Includes shares of restricted incentive stock granted under the Roadway Express, Inc. Equity Ownership Plan, as follows: Mr. Wickham, 50,000 shares; Mr. Staley, 25,000 shares; Mr. Cunningham, 20,000 shares; Mr. Bronneck 10,000 shares; Mr. Esposito, 6,600 shares; and all executive officers as a group, 121,600 shares.

(j) Includes shares subject to stock options, which are currently exercisable, granted pursuant to the Roadway Express, Inc. Equity Ownership Plan, as follows: Mr. Wickham, 37,500 shares; Mr. Staley, 15,000 shares; Mr. Cunningham, 13,875 shares; Mr. Bronneck, 6,500 shares; Mr. Esposito, 4,500 shares; and all executive officers as a group, 77,375 shares.

(k) Includes shares held by family members as to which beneficial ownership is disclaimed, as follows: Mr. Wickham, 10,350 shares; Mr. Cunningham, 1,125 shares; and all executive officers as a group, 11,475 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires Directors and executive officers of the Company to report holdings of, and transactions in, Common Stock. Based on Company records and other information, the Company believes that all such reports required of its Directors and executive officers with respect to the fiscal year ended December 31, 2000 were timely filed, except for reports relating to the receipt of deferred shares in lieu of Frank P. Doyle's meeting attendance fees in 1998 and 1999, which was due to an administrative oversight by the Company. A report on Form 4 was filed in February 2001 reporting the receipt of such deferred shares by Mr. Doyle.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning annual compensation for services rendered to the Company for 1998, 1999, and 2000 by those persons who were the chief executive officer and the other four most highly compensated executive officers of the Company during 2000 (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE


-----------------------------------------------------------------------------------------------------------------------
                                                                                        LONG-TERM
                                                   ANNUAL COMPENSATION                COMPENSATION
                                            ----------------------------------   -----------------------
                                                                                 RESTRICTED   SECURITIES
                                                                  OTHER ANNUAL     STOCK      UNDERLYING    ALL OTHER
             NAME AND                                             COMPENSATION     AWARDS     OPTIONS(#)   COMPENSATION
        PRINCIPAL POSITION           YEAR    SALARY     BONUS         (a)           (b)          (c)           (d)
-----------------------------------------------------------------------------------------------------------------------
Michael W. Wickham                   2000   $450,000   $375,798     $13,172       $306,977          --       $136,049
  Director, Chairman and             1999    450,000    330,000      10,317        206,146     150,000        103,600
  Chief Executive Officer            1998    383,845    124,939       7,366        307,415          --         14,830
James D. Staley                      2000   $280,000   $283,776     $ 9,508       $223,600          --       $ 97,565
  President and Chief                1999    264,000    206,000       7,428        150,155      60,000         59,477
  Operating Officer                  1998    234,234     71,954       5,271        223,243          --          9,980
J. Dawson Cunningham,                2000   $237,000   $233,780     $ 9,065       $206,400          --       $ 89,826
  Executive Vice President           1999    236,900    183,750       7,145        138,605      55,500         61,911
  and Chief Financial Officer        1998    226,537     67,338       5,178        208,290          --         11,535
John D. Bronneck                     2000   $205,000   $195,265     $ 6,883       $180,600          --       $ 81,840
  Vice President-Operations          1999    195,700    153,450       5,203        121,279      26,000         50,380
                                     1998    183,546     59,031       3,392        174,202          --         44,146
Louis J. Esposito                    2000   $188,000   $171,760     $ 1,200       $129,000          --       $ 61,333
  Vice President-Sales               1999    188,000    134,650       1,200         86,628      18,000         49,240
                                     1998    183,000     54,600       1,200        132,750          --          8,870
-----------------------------------------------------------------------------------------------------------------------

(a) Reflects cash dividends paid on restricted incentive stock awarded under the Roadway Express, Inc. Management Incentive Stock Plan (the "Management Incentive Stock Plan").

(b) Reflects for 2000 shares of restricted incentive stock awarded under the Management Incentive Stock Plan on January 1, 2000, valued on the date of grant, for which certain management objectives were reached on December 31, 2000. Although these shares of restricted incentive stock have partially vested with respect to the attainment of certain management objectives based upon stock appreciation, such shares of restricted incentive stock remain subject to a substantial risk of forfeiture, which will lapse upon the executive officers' attainment of age 55, if applicable, provided that the executive officer has remained in the continuous employ of the Company or one of its subsidiaries or in the event that certain change in control events occur. Such shares of restricted incentive stock that remain subject to forfeiture entitle the executive officer to all of the rights of a shareholder generally, including the right to vote such shares and receive any dividends that may be paid thereon.

(c) Reflects grants of stock options awarded under the Roadway Express, Inc. Equity Ownership Plan (the "Equity Ownership Plan").

(d) Reflects for 2000 (i) dividend equivalents earned on stock credits held under the Roadway Express, Inc. Long-Term Stock Award Incentive Plan, (Mr. Staley, $743; Mr. Cunningham, $4,631; Mr. Bronneck, $919; and Mr. Esposito $1,279); (ii) Company matching contributions under the Roadway Express, Inc. 401(k) Stock Savings Plan, a voluntary contributory defined contribution employee benefit plan (Mr. Wickham, $6,497, Mr. Staley, $7,649; Mr. Cunningham, $7,650; Mr. Bronneck, $6,542; and Mr. Esposito, $7,147); and
    (iii) the value of premiums paid by the Company for split-dollar life insurance coverage under the Roadway Express, Inc. Split Dollar Life Insurance Plan (Mr. Wickham, $129,552; Mr. Staley, $89,173; Mr. Cunningham, $77,545; Mr. Bronneck, $74,379; and Mr. Esposito, $52,907). Compensation attributable to split-dollar insurance represents the present value of the interest projected to accrue on the portion of the current year's insurance premium paid by the Company. The portion of the premium payments paid by the Company are recovered by the Company from the cash value of the policy upon the later of the fifteenth anniversary of the employee's participation in the insurance plan or age 65. In the event that the employee's employment is terminated prior to early or normal retirement or disability, or the occurrence of certain other events enumerated in the split-dollar agreement between the Company and the employee, the Company will recover its portion of the premium payments at that time.

ROADWAY EXPRESS, INC. EQUITY OWNERSHIP PLAN

     The following table sets forth information with respect to the Named Officers concerning unexercised stock options held as of December 31, 2000. No outstanding options held by the Named Officers were exercised during the last fiscal year.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

                                          NUMBER OF SECURITIES
                                               UNDERLYING                                VALUE OF
                                               UNEXERCISED                             IN-THE-MONEY
                                            OPTIONS AT FISCAL                        OPTIONS AT FISCAL
                                               YEAR END(#)                              YEAR END($)
                                        -------------------------                -------------------------
                 NAME                   EXERCISABLE/UNEXERCISABLE                EXERCISABLE/UNEXERCISABLE
----------------------------------------------------------------------------------------------------------
Michael W. Wickham                          37,500 /  112,500                       $25,875 /  $77,625
James D. Staley                             15,000 /   45,000                        10,350 /   31,050
J. Dawson Cunningham                        13,875 /   41,625                         9,574 /   28,721
John D. Bronneck                             6,500 /   19,500                         4,485 /   13,455
Louis J. Esposito                            4,500 /   13,500                         3,105 /    9,315
----------------------------------------------------------------------------------------------------------

ROADWAY EXPRESS, INC. PENSION PLAN

     The following table shows estimated annual pension benefits payable as retirement benefits to the Named Officers.

                               PENSION PLAN TABLE

                                   YEARS OF SERVICE
                       -----------------------------------------
    REMUNERATION       15 YEARS   20 YEARS   25 YEARS   30 YEARS
----------------------------------------------------------------
      $200,000         $ 46,688   $ 62,250   $ 77,813   $ 93,375
       300,000           69,188     92,250    115,313    138,375
       400,000           91,688    122,250    152,813    183,375
       500,000          114,188    152,250    190,313    228,375
       600,000          136,688    182,250    227,813    273,375

     The Roadway Express, Inc. Pension Plan (the "Pension Plan") is a noncontributory qualified defined benefit plan. The Pension Plan provides annual retirement benefits after normal retirement at age 65 equal to the greater of
(a) 2% of the final 240 consecutive months average compensation up to $45,000 times total years of service not to exceed 30, or (b) 1 3/4% of the final 240 consecutive months average compensation up to $45,000 and 1 1/2% of the final 240 consecutive months average compensation in excess of $45,000 times total years of service not to exceed 30. Benefits under the Pension Plan are not subject to reductions for Social Security benefits or other offset amounts. For the Named Officers, annual compensation represents the sum of the amounts shown for 2000 in the Salary and Bonus columns of the Summary Compensation Table.

     Benefits are payable as a straight life annuity under various assumptions based on final 20 year average compensation and years of service. Annual compensation for computing annual pension benefits includes base salary and incentive compensation.

     The credited years of service and the estimated final 20 year average compensation under the Pension Plan for the Named Officers are: Mr. Wickham, 32 1/2 years and $602,422; Mr. Staley, 29 1/2 years and $381,877; Mr.
Cunningham, 15 1/2 years and $331,889; Mr. Bronneck, 31 1/2 years and $278,615; and Mr. Esposito, 29 1/2 years and $231,060.

     Federal law places certain limitations on the amount of compensation that may be taken into account in calculating pension benefits and on the amount of pensions that may be paid under federal income tax qualified plans. Since the Company believes the retirement income objectives of the Company's pension plans are appropriate for all eligible participants, it has adopted a nonqualified
Section 415 Excess Plan and a nonqualified Section 401(a)(17) Benefit Plan (collectively, the "Excess Plans") providing for the payment from general funds of the benefits that would be lost by plan participants as a result of present or future Internal Revenue Code of 1986

(the "Internal Revenue Code") provisions limiting the benefits payable or the compensation taken into account. Upon the retirement or death of a participant under either of the Excess Plans, the supplemental retirement benefit payable with respect to such participant will be determined under the pension formula set forth above, but without the limitations set forth in the Internal Revenue Code described above.

2000 AUDIT COMMITTEE REPORT

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee consists solely of independent Directors of the Board. The Audit Committee has satisfied its responsibilities, which are outlined in a formal written charter, a copy of which is included as Annex A to this proxy statement.

     Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

     The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

     This report is submitted on behalf of the Audit Committee.

          CARL W. SCHAFER (CHAIRMAN); JOHN F. FIEDLER; PHILLIP J. MEEK

2000 EXECUTIVE COMPENSATION REPORT

     The Compensation Committee is composed of three nonemployee members of the Board of Directors. The Compensation Committee is responsible for establishing basic principles related to the compensation programs of the Company and for providing oversight for compensation programs for executive officers.

     In 2000, the Compensation Committee retained the strategic objectives for executive compensation that it had established for previous years. The Compensation Committee's objectives were to assure that compensation for executive officers would support the Company's mission and vision statement and attract and retain experienced professionals in their respective fields. Comparisons were made for both the executive officer group as a whole and individual positions.

     Base Salaries. Salaries for executive officers, including the chief executive officer, were determined by three factors: (i) salary levels among service companies with revenues of comparable magnitude and specifically those of the Company's nearest competitors as obtained through published sources; (ii) performance of the Company, considering profitability of the industry as a whole; and (iii) individual performance as evaluated by the chief executive officer and through the Compensation Committee's own observations, and in the case of the chief executive officer, by the Compensation Committee itself after consulting with other members of the Board of Directors. The Compensation Committee continues its long-standing philosophy that base compensation should be below market, while rewarding superior performance through annual cash incentives and long-term incentives.

     Cash Incentive Compensation. As in 1997, 1998 and 1999, the Compensation Committee set individualized cash incentives for the top management group, which includes all executive officers. Factors considered in setting the amounts for executive officers included the relative importance of the position with the Company and the degree of talent required to obtain high performance at such position. Pre-determined levels of targeted profitability were set for all executive officers. Percentages of pay-outs were to have declined by steps of 5% to the extent that the Company's profitability did not meet the predetermined level, provided that there would be no pay-outs if after-tax profits did not exceed certain minimum levels. Bonuses were scaled proportionately to match increased attainment beyond the originally projected profit target. In addition, discretionary bonuses were granted to the chief executive officer and two executive officers.

     Management Incentive Stock Plan. Pursuant to the Management Incentive Stock Plan, grants of an aggregate of 923,677 shares of restricted incentive stock were made to 76 officers and key employees. Awards of stock, although effective as of the first day of the respective year, are subject to lapse and forfeiture if a number of conditions are not satisfied. The conditions include attainment of certain objectives for appreciation in market price of the Common Stock, vesting requirements and such others as the Compensation Committee may determine.

     Equity Ownership Plan. Pursuant to the Equity Ownership Plan, which was approved by shareholders in 1998, the Board is authorized to award officers and key employees with various types of stock-based compensation, including stock options, stock appreciation rights, restricted shares, deferred shares, phantom shares, and performance units. The aggregate number of shares of Common Stock that may be issued or transferred under the Plan may not exceed 1,300,000.

     Pursuant to the Equity Ownership Plan, grants of an aggregate of 263,000 shares of restricted stock were made to 70 officers and key employees effective January 1, 2001. Awards of stock are subject to lapse and forfeiture if a number of conditions are not satisfied. The conditions include vesting requirements and such others as the Compensation Committee may determine.

     Pursuant to the Equity Ownership Plan, grants of an aggregate of 705,050 stock options were made to 68 officers and key employees effective November 10, 1999. A grant of 7,000 stock options was made to one newly hired officer effective May 1, 2000. Awards of options are subject to lapse and forfeiture if a number of conditions are not satisfied. The options vest at a rate of 25% per year beginning one year following grant date and expire at the end of ten years.

     Split Dollar Life Insurance Plan. Key and certain other employees are eligible to participate in the Split Dollar Life Insurance. Compensation attributable to split-dollar insurance represents the present value of the interest projected to accrue on the portion of the current year's insurance premium paid by the Company. The portion of the premium payments paid by the Company are recovered by the Company from the cash value of the policy upon the later of the fifteenth anniversary of the employee's participation in the insurance plan or age 65. In the event that the employee's employment is terminated prior to early or normal retirement or disability, or the occurrence of certain other events enumerated in the split-dollar agreement between the Company and the employee, the Company would recover its portion of the premium payments at that time.

     This report on 2000 executive compensation shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A promulgated by the Securities and Exchange Commission or Section 18 of the Exchange Act.

     This report is submitted on behalf of the Compensation Committee.

            FRANK P. DOYLE (CHAIRMAN); DALE F. FREY; PHILLIP J. MEEK

                               PERFORMANCE GRAPH

     The following graph reflects a comparison of the cumulative total shareholder return on the Common Stock with the S&P 500 Index and the S&P Trucking Super Composite, respectively, for the period commencing January 2, 1996 (the initial trading date for the Common Stock) through December 31, 2000. The graph assumes that the value of the investment in the Common Stock and each index was $100 at January 2, 1996 and all dividends were reinvested. The comparisons in this table are required by the Securities and Exchange Commission and, therefore, are not intended to forecast or be necessarily indicative of the actual future return on the Common Stock.

                        COMPARISON OF SHAREHOLDER RETURN

                                                                   S&P
                                                                 TRUCKING
                                      ROADWAY       S&P 500       SUPER
                                   EXPRESS, INC.     INDEX      COMPOSITE
                                   -------------    -------    ------------
January 2, 1996                        $100          $100          $100
December 31, 1996                       115           122           115
December 31, 1997                       133           163           141
December 31, 1998                        88           210           132
December 31, 1999                       133           255           135
December 31, 2000                       131           232           137

                      DESIGNATION OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 2)

     A proposal will be presented at the meeting to ratify the designation of Ernst & Young LLP as the independent auditors of the Company for 2001. Ernst & Young LLP has been the independent auditors of the Company since 1951. Representatives of Ernst & Young LLP will attend the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     Your Board of Directors recommends a vote FOR this proposal.

     Fees billed to the Company by Ernst & Young LLP in 2000 are as follows:

AUDIT FEES

     Ernst & Young LLP has billed the Company $294,000, in the aggregate, for professional services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and the reviews of the interim financial statements included in the Company's Quarterly Reports on Form 10-Q filed during the fiscal year ended December 31, 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

ALL OTHER FEES

     Ernst & Young LLP has billed the Company $128,500, in the aggregate, for services rendered by Ernst & Young LLP for all services (other than those covered above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees") during the fiscal year ended December 31, 2000.

                             SHAREHOLDER PROPOSALS

     The Company must receive by October 25, 2001 any proposal of a shareholder intended to be presented at the 2002 Annual Meeting and to be included in the Company's proxy materials related to the 2002 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act. Proposals of shareholders submitted outside the processes of Rule 14a-8 under the Exchange Act in connection with the 2002 Annual Meeting ("Non-Rule 14a-8 Proposals") must be received by the Company by January 19, 2002 or such proposals will be considered untimely under the advance notice provisions of the Company's By-Laws. Non-Rule 14a-8 Proposals must comply with certain provisions of the Company's By-Laws. The Company's proxy related to the 2002 Annual Meeting will give discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by the Company after January 19, 2002. Notices of shareholder proposals should be delivered personally or mailed, and any request for a copy of the Company's By-Laws (which will be provided at no charge to any holder of Common Stock) should be directed, to the Secretary of the Company at its principal offices.

                              COST OF SOLICITATION

     The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by regular employees of the Company by telephone. The Company does not expect to pay any compensation for the solicitation of proxies, but it may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy material to principals and obtaining their proxies.

                                          JOHN J. GASPAROVIC
                                          Secretary

February 23, 2001

                                                                         ANNEX A

                            AUDIT COMMITTEE CHARTER

     1. Powers and Purposes. The Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial information provided to shareholders and others; the system of internal controls; and the auditing, accounting and financial reporting processes. Consistent with this function, the Committee should foster adherence at all levels to applicable laws, regulations, and the Company's policies, procedures and practices. The Committee will also serve as a means of communication between the Board, Internal Audit and the independent auditors.

     2. Composition. The Committee shall be comprised of three or more Directors as determined by the Board, each of whom shall be independent Directors, free from any relationships that may interfere with the exercise of his or her independence from management and the Company.

     Each member of the committee will be financially literate, and at least one member will have accounting or related financial management expertise.

     3. Responsibilities. It shall be the Committee's responsibility to:

          (a) Review and update the Committee's charter annually.

          (b) Instruct the independent auditors that they are ultimately accountable to the Board. In addition, as the Board's representatives the Committee has the responsibility to evaluate, and, where appropriate, recommend the replacement of the independent auditors.

          (c) Disclose in the company's proxy statement at least triennially whether the Committee has adopted a formal written charter, and whether the Committee has satisfied the responsibilities of the charter. If any significant amendments to the charter are made, the disclosure will be included in the next proxy statement.

          (d) Review with corporate management the audited financial statements for each year. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

          (e) Include a letter from the Committee in the proxy statement disclosing:

             (i) That management reviewed the audited financial statements with the Committee.

             (ii) That the independent auditors discussed matters required by Statement on Auditing Standards No. 61.

             (iii) That the Committee reviewed the independent auditors' written statement delineating all relationships between the auditors and the Company so as to assure that they remain independent with respect to audit services to be rendered.

             (iv) Whether, based on the review and discussions noted above, the Committee recommended to the Board that the audited financial statements be included in the company's Annual Report of Form 10K.

             (v) Whether Committee members are independent as defined in the listing Standards of the National Association of Securities Dealers.

          (f) Instruct the independent auditors to conduct a SAS71 Interim Financial Review prior to the Company's filing of the Form 10-Q.

          (g) Consider, in consultation with the independent auditors and the Director of Internal Audit, the audit scope and plan of the independent auditors and the internal auditors.

          (h) Review with the independent auditors and the Director of Internal Audit any difficulties encountered in performing the audit work including any restrictions on the scope of activities or access to required information.

          (i) Review, in consultation with the independent auditors and the Director of Internal Audit, the adequacy of the Company's internal controls and internal audit personnel.

          (j) Review each year the programs that the Company has instituted to correct any control deficiencies noted during the annual audit.

PROXY                                                                      PROXY

                              ROADWAY EXPRESS, INC.
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
      THE COMPANY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MARCH 28, 2001.

The undersigned hereby appoints Michael W. Wickham, James D. Staley and J. Dawson Cunningham, or any of them or their substitutes, as Proxies, each with the power to appoint his substitutes, and hereby authorizes them to represent and vote all the shares of common stock of Roadway Express, Inc. held of record by the undersigned at the close of business on February 13, 2001, at the Annual Meeting of Shareholders to be held at the Sheraton Four Points Hotel, located at 3150 West Market Street, Fairlawn, Ohio, on Wednesday, March 28, 2001, at 9:00 a.m., and at any adjournments or postponements thereof, in their discretion, the Proxies are authorized to vote in accordance with their judgment upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election as directors of the nominees listed; and FOR the ratification of the independent auditors of the Company for 2001.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.


--------------------------------------------------------------------------------

                           *  FOLD AND DETACH HERE *
















5595 - Roadway Express, Inc.

                              ROADWAY EXPRESS, INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  [ ]

[                                                                              ]



1. Election of Directors                      For  Withhold  For All
   Director Nominees:                         All     All     Except   2. Ratification of Ernst & Young LLP    For  Against Abstain
   ------------------                         [ ]     [ ]      [ ]        as independent auditors. Directors   [ ]     [ ]    [ ]
   01-Frank P. Doyle, 02-John F. Fiedler,                                 recommend a vote FOR proposal 2.
   03-Dale F. Frey, 04-Phillip J. Meek,
   05-Carl W. Schafer, 06-Sarah Roush Werner
   and 07-Michael W. Wickham.
   Nominee Exception                                                                                           Yes
                                                                                 CONFIDENTIAL VOTE REQUESTED   [ ]
   --------------------------------------------------






                                                                                Date:                                  , 2001
                                                                                      --------------------------------

                                                                                Signature(s)
                                                                                            ---------------------------------

                                                                                Signature(s)
                                                                                             --------------------------------
                                                                                Note: Please sign exactly as name appears
                                                                                hereon. Joint owners should each sign. When
                                                                                signing as attorney, executor, administrator,
                                                                                trustee or guardian, please give full title as
                                                                                such.

--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *

                             YOUR VOTE IS IMPORTANT.

        PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING
                             THE ENCLOSED ENVELOPE.





















5595 - Roadway Express, Inc.

PROXY                                                                     PROXY
                              ROADWAY EXPRESS, INC.
CONFIDENTIAL VOTING INSTRUCTION SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
      THE COMPANY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MARCH 28, 2001

To KeyBank National Association, Trustee of the Roadway Express, Inc. 401(k) Stock Savings Plan (the "Plan"): The undersigned, a participant in the plan, hereby directs the Trustee to vote in person or by proxy (a) all common shares of Roadway Express, Inc. credited to the undersigned's account under the Plan on the record date ("allocated shares"); (b) the proportionate number of common shares of Roadway Express, Inc. allocated to the accounts of other participants in the Plan, but for which the Trustee does not receive valid voting instructions ("non-directed shares"); and (c) the proportionate number of common shares of Roadway Express, Inc. not allocated to the account of any participant in the plan ("unallocated shares") and to as to which the undersigned is entitled to direct the voting in accordance with the Plan provisions. Under the Plan non-directed shares and unallocated shares are voted by the Trustee as directed by the participants who timely tender a signed voting instruction card. By completing this Confidential Voting Instruction Card and returning it to the Trustee, you are authorizing the Trustee to vote allocated shares and a proportionate amount of the non-directed and unallocated shares held in the plan. The number of non-directed shares and unallocated shares for which you may instruct the Trustee to vote will depend on how many other participants exercise their right to direct the voting of their allocated shares. Any participant wishing to vote the non-directed shares and unallocated shares differently from the allocated shares may do so by requesting a separate voting instruction card by calling at 1-800-991-8947.

Your direction to the Trustee to vote the allocated shares constitutes your exercise of control over your account under Section 404 (c) of the Employee Retirement Income Security Act of 1974, as amended. When you exercise control over the assets held in your account under the Plan, no other person who is otherwise a fiduciary is responsible for the consequences of your decision.

Additionally, under the Plan, you are a "named fiduciary" (as defined in Section 402 (a) (2) of ERISA) with respect to your decision to vote the allocated shares (and with regard to your decision to vote the non-directed and unallocated shares). Fiduciaries under ERISA (including persons designated as "named fiduciaries") are required to act prudently, solely in the interest of the plan participants and beneficiaries, and for the exclusive purpose of providing benefits to the plan participants and beneficiaries. By signing and returning this or another voting instruction card, you are accepting your designation under the Plan as a "named fiduciary".

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *

5596--Roadway Express, Inc. 401K (Blue)

                              ROADWAY EXPRESS, INC.
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]

[                                                                                                       ]

1. Election of Directors                    For  Withhold  For All
   DIRECTOR NOMINEES:                       All    All      Except     2. Ratification of Ernst & Young LLP    For  Against Abstain
   01-Frank P. Doyle, 02-John F. Fiedler,   [ ]    [ ]       [ ]          as independent auditors. Directors   [ ]    [ ]     [ ]
   03-Dale F. Frey, 04-Phillip J. Meek,                                   recommend a vote FOR proposal 2.
   05-Carl W. Schafer, 06-Sarah Roush Werner
   and 07-Michael W. Wickham.
   Nominee Exception


                                                                                Date: , 2001

                                                                                Signature(s)

                                                                                Signature(s)
                                                                                Note: Please sign exactly as name appears
                                                                                hereon. Joint owners should each sign. When
                                                                                signing as attorney, executor, administrator,
                                                                                trustee or guardian, please give full title as such.

                            * FOLD AND DETACH HERE *

                             YOUR VOTE IS IMPORTANT.
        PLEASE VOTE, SIGN, DATE AND RETURN THIS INSTRUCTION FORM PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

5596--Roadway Express, Inc. 401K (Blue)